Exhibit 99.1

FOR IMMEDIATE RELEASE	Edgewell Personal Care 1350 Timberlake Manor Parkway St. Louis, MO 63017

November 2, 2015

Company Contact Chris Gough Vice President, Investor Relations 203-944-5706

EDGEWELL PERSONAL CARE COMPANY TO WEBCAST A DISCUSSION OF

FOURTH QUARTER AND FISCAL 2015 FULL YEAR RESULTS ON

NOVEMBER 13, 2015

St. Louis, Missouri, November 2, 2015 – Edgewell Personal Care Company [NYSE: EPC], will report its financial results for the fourth quarter and full year of Fiscal Year 2015 before the market opens November 13, 2015. Edgewell will discuss its results during an investor conference call that will be webcast on November 13, 2015, beginning at 10:00 a.m. eastern time. The call will be hosted by Chief Executive Officer David Hatfield and Chief Financial Officer Sandy Sheldon.

All interested parties may access a live webcast of this conference call at www.edgewell.com, under “Investors”, and “Webcasts and Presentations” tabs or by using the following link:

http://ir.edgewell.com/phoenix.zhtml?c=254077&p=irol-calendar

For those unable to participate during the live webcast, a replay will be available on www.edgewell.com, under “Investor,” “Webcasts and Presentations,” and “Audio Archives” tabs.

About Edgewell Personal Care:

Edgewell Personal Care manufactures and markets a diversified range of personal care products in the wet shave, skin care, feminine care and infant care categories with well-established brand names such as Schick® and Wilkinson Sword® men’s and women’s shaving systems and disposable razors; Edge® and Skintimate® shave preparations; Playtex®, Stayfree®, Carefree® and o.b.® feminine care products; Banana Boat® and Hawaiian Tropic® sun care products; Playtex® infant feeding, Diaper Genie® and gloves; and Wet Ones® moist wipes.

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